Exhibit 1.1


                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 296

                                 TRUST AGREEMENT

                              Dated: August 7, 2001

     This Trust Agreement among Van Kampen Funds Inc., as Depositor, The Bank of New York, as Trustee, and Van Kampen Investment Advisory Corp., as Supervisor, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "Standard Terms and Conditions of Trust For Van Kampen Focus Portfolios, Effective for Unit Investment Trusts Established On and After May 2, 2001 (Including Series 284 and Subsequent Series)" (the "Standard Terms and Conditions of Trust") and such provisions as are set forth in full and such provisions as are incorporated by reference constitute a single instrument. All references herein to Articles and Sections are to Articles and Sections of the Standard Terms and Conditions of Trust.

                                WITNESSETH THAT:

         In consideration of the premises and of the mutual agreements herein contained, the Depositor, Trustee and Supervisor agree as follows:

                                     PART I

                     STANDARD TERMS AND CONDITIONS OF TRUST

         Subject to the provisions of Part II hereof, all the provisions contained in the Standard Terms and Conditions of Trust are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument.

                                     PART II

                      SPECIAL TERMS AND CONDITIONS OF TRUST

         The following special terms and conditions are hereby agreed to:

          1. The Securities listed in the Schedules hereto have been deposited in trust under this Trust Agreement.

          2. The fractional undivided interest in and ownership of each Trust represented by each Unit thereof referred to in Section 1.01(56) is initially an amount the numerator of which is one and the denominator of which is the amount set forth under "Initial Units" for each Trust in the "Summary of Essential Financial Information" in the Prospectus.

          3. The aggregate number of Units described in Section 2.03(a) for each Trust is that number of Units set forth under "Initial Units" for each Trust in the "Summary of Essential Financial Information" in the Prospectus.

          4. The terms "Capital Account Distribution Date" and "Income Account Distribution Date" shall mean the "Distribution Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          5. The terms "Capital Account Record Date" and "Income Account Record Date" shall mean the "Record Dates" set forth in the "Summary of Essential Financial Information" in the Prospectus.

          6. The term "Deferred Sales Charge Payment Dates" shall mean December 10, 2001 and the 10th day of each month thereafter through April 10, 2002.

          7. The term "Mandatory Termination Date" shall mean the "Mandatory Termination Date" for each Trust set forth in the "Summary of Essential Financial Information" in the Prospectus.

          8. The Trustee's annual compensation rate described in Section 7.04 shall be that amount set forth under "Trustee's Fee and Operating Expenses" in the "Fee Table" in the Prospectus.


         IN WITNESS WHEREOF, the undersigned have caused this Trust Agreement to be executed; all as of the day, month and year first above written.


                              VAN KAMPEN FUNDS INC.

                              By /s/ SARA L. BADLER
                 ----------------------------------------------
                     Executive Director, General Counsel and
                                    Secretary


                      VAN KAMPEN INVESTMENT ADVISORY CORP.

                              By /s/ SARA L. BADLER
                  ---------------------------------------------
                     Executive Director, General Counsel and
                                    Secretary


                              THE BANK OF NEW YORK

                             By /s/ DESMOND O'REGAN
                    ----------------------------------------
                            Assistant Vice President



                          SCHEDULE A TO TRUST AGREEMENT

                         SECURITIES INITIALLY DEPOSITED
                                       IN
                     VAN KAMPEN FOCUS PORTFOLIOS, SERIES 296



     [Incorporated herein by this reference and made a part hereof is each "Portfolio" schedule as set forth in the Prospectus.]